                                                                  Exhibit 10(bb)

               AMENDMENT NUMBER TWO and Waiver dated as of December 10, 1999 ("Amendment and Waiver"), to the Amended and Restated Credit Agreement dated as of November 27, 1998 as amended by Amendment Number One, dated December 31, 1998 (the "Credit Agreement"), among SUPERIOR/ESSEX CORP., a Delaware corporation (the "Company"), ESSEX GROUP INC., a Michigan corporation ("Essex" and, together with the Company, the "Borrowers"), each of the Guarantors party thereto (the "Guarantors") (which Guarantors shall include Superior TeleCom Inc., a Delaware corporation (the "Parent")), the lending institutions from time to time party thereto (each a "Lender" and collectively, the "Lenders"), BANKERS TRUST COMPANY, as Administrative Agent, MERRILL LYNCH & CO., as Documentation Agent and FLEET NATIONAL BANK, as Syndication Agent (the "Agents"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

               WHEREAS, the Company intends to merge with Superior Telecommunications Inc., a Subsidiary Guarantor, with the Company as survivor; and

               WHEREAS, after the Company Merger, the Company intends to change its name to Superior Telecommunications Inc.; and

               WHEREAS, the Company intends to issue a subordinated promissory note to the Parent; and

               WHEREAS, the Company intends to pay the Parent a one time fee for guaranteeing the Company's Obligations under the Credit Agreement; and

               WHEREAS, in connection with the foregoing the Borrowers have requested that the Agents and the Lenders amend and waive certain provisions of the Credit Agreement; and

               WHEREAS, the Agents and the Lenders have considered and agreed to the Borrowers' requests, upon the terms and conditions set forth in this Amendment and Waiver; and

               WHEREAS, the consent of the Required Lenders is necessary to effect this Amendment and Waiver;

               NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  SECTION ONE - AMENDMENT

               The Credit Agreement is amended as hereinafter provided in this Section One, effective as of December 10, 1999 (the "Amendment Effective Date").

1.1.     AMENDMENTS TO SECTION 8 (NEGATIVE COVENANTS) OF THE CREDIT AGREEMENT.

        (a) Section 8.04 shall be amended by inserting the following at the end of such Section:

        "(q) the Intercompany Subordinated Loan; PROVIDED, that such Intercompany Subordinated Loan shall be evidenced by a Subordinated Promissory Note and such Subordinated Promissory Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement."

        (b) Section 8.06 shall be amended by deleting the text of the first paragraph in its entirety and replacing it with the following:

        "The Company will not, and will not permit any of its Subsidiaries (other than the Israeli Subsidiaries) to, declare or pay any dividends (other than dividends payable solely in common stock of the Company or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights (other than such options or rights as are granted only to employees as compensation for their employment) in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Company will not permit any of its Subsidiaries (other than the Israeli Subsidiaries) to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Company or any Subsidiary of the Company now or hereafter outstanding (or any options or warrants or such stock appreciation rights issued by such Person with respect to its capital stock) or make any payments with respect to the Intercompany Subordinated Loan (all of the foregoing "Dividends" or "Restricted Payments", it being understood that the payments made in accordance with the clauses contained in the proviso of Section 8.07 shall not be deemed to be Dividends), except that:"

               Section 8.06 shall be further amended by: (x) by deleting the words "Dividends" and "dividend payment" in clause (v) and replacing such deleted words with "Restricted Payments" and "Restricted Payment," respectively,
(y) deleting clause (vi) in its entirety and (z) deleting the reference to "8.07(ii)" in clause (vii).

        (c) Section 8.07 shall be amended by inserting the following at the end of such Section:

        "(vii) amounts paid by the Company to the Parent as a supplemental management fee so long as the proceeds thereof are used at the time of such fee payment by the Parent (I) to make the payment permitted to be made by the Parent pursuant to clause (ii) of this Section 8.07 and (II)
        (x) to pay expenses for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business and other costs and expenses in connection with the Parent being a publicly traded company for such professional services or to pay franchise and similar costs and (y) in an amount not to exceed the "additional amount" for any four consecutive fiscal quarters provided that such amount is used at the time of such fee payment to pay actual expenses of the Parent (including employment expenses) and the "additional amount" is otherwise treated as an operating expense of the Company for purposes of determining compliance with the financial covenants contained herein; "additional amount" for any such period shall mean an amount not to exceed the sum of (1) $2,500,000 and (2) that portion of the fee permitted to be paid by clause (ii) of this Section in such period that is not actually paid; and

        (viii) the payment of a one time guaranty fee to the Parent in an amount not to exceed $10,000,000 for the Parent's Guaranty; PROVIDED, such payment shall be reduced by the amount of cash dividends paid to the Parent with respect to the Trust Preferred Securities since the Effective Date."

        (d) Section 8.17 shall be amended by deleting clause (i) its entirety and replacing it with the following:

        "(i) hold or acquire any assets (other than the capital stock of the Borrower, Superior Trust I and DNE Systems and its Subsidiaries, the note evidencing the Intercompany Subordinated Loan and insignificant assets)."

1.2.     AMENDMENTS TO SECTION 10 (DEFINITIONS) OF THE CREDIT AGREEMENT.

        (a) Section 10 shall be amended by adding the following new definition in appropriate alphabetical order:

        "'Amendment No. 2' shall mean Amendment Number Two and Waiver dated as of December 10, 1999 to this Agreement."

        "'Company Merger' shall mean the merger of Superior Telecommunications Inc. with and into Superior/Essex Corp. in which Superior/Essex Corp. shall be the surviving corporation."

        "'Intercompany Subordinated Loan' shall mean the long-term subordinated indebtedness (on terms satisfactory to the Administrative Agent) of the Company to the Parent in an aggregate principal amount not to exceed $167,000,000."

        "'Subordinated Promissory Note' shall mean the note evidencing the Intercompany Subordinated Loan."

        (b)  Section 10 shall be further amended as follows:

        "Superior Preferred Stock" shall be amended by deleting the definition thereof and replacing it with the following:

               "'Superior Preferred Stock' shall mean the 6% Cumulative Preferred Stock, par value $1.00 per share, of the Company having an aggregate liquidation preference of $20,000,000 (but shall include any Parent preferred stock issued in exchange therefor pursuant to clause (ii)(y) of Section 8.06)."

        "Superior Telecommunications" shall be amended by deleting the definition thereof and replacing it with the following:

            "'Superior Telecommunications' shall mean Superior
            Telecommunications Inc., a Georgia corporation and Wholly-Owned Subsidiary of the Company, and after the Company Merger shall mean Superior Telecommunications Inc., a Delaware corporation."

                              SECTION TWO - WAIVER

               The Banks hereby waive compliance by the Company with Section
8.12 with respect to amending the certificate of incorporation of the Superior/Essex Corp. after the merger with Superior Telecommunications, Inc., to authorize shares of preferred stock and thereafter issue such shares to the holders of pre-merger Superior Telecommunications stock.

                 SECTION THREE - REPRESENTATIONS AND WARRANTIES

               The Parent and the Company hereby confirms, reaffirms and restates the representations and warranties made by it in Section 6 of the Credit Agreement and all such representations and warranties are true and correct in all material respects as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), except such representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement or such changes arise out of events not prohibited by the covenants set forth in Sections 7 and 8 of the Credit Agreement or otherwise permitted by consents or waivers. The Company hereby further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agents and each Lender that:

               (a) Each Credit Party has the corporate power and authority to execute, deliver and perform this Amendment and Waiver and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Amendment and Waiver;

               (b) No consent of any person other than all of the Lenders and the Agents parties hereto, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability against any Credit Party of this Amendment and Waiver;

               (c) This Amendment and Waiver has been duly executed and delivered on behalf of each Credit Party by a duly authorized officer or attorney-in-fact of such Credit Party, and constitutes a legal, valid and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court administrative, regulatory or other governmental decisions that may limit rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment; and

               (d) The execution, delivery and performance of this Amendment and Waiver will not violate (i) any provision of law applicable to any Credit Party or (ii) any contractual obligation of any Credit Party, other than such violations that would not reasonably be expected to result in, singly or in the aggregate, a Material Adverse Effect.

               (e) The transactions specifically permitted under this Amendment and Waiver are for a proper corporate purpose.

                          SECTION FOUR - MISCELLANEOUS

               (a) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, except as otherwise provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

               (b) This Amendment and Waiver may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

               (c) THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

               (d) This Amendment and Waiver shall not constitute a consent or waiver to or modification of any provision, term or condition of the Credit Agreement, other than such terms, provisions, or conditions that are required to consummate the transactions contemplated by this Amendment. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, shall remain in full force and effect.

               (e) The Company will take, or will cause the Guarantors to take, all necessary actions relating to the Collateral as a result of the Company Merger.